Exhibit 99

Corporate News

Baxter International Inc.
One Baxter Parkway
Deerfield, IL 60015

FOR IMMEDIATE RELEASE

Media contacts:	Deborah Spak, (847) 948-2349
Sally Benjamin Young, (847) 948-2304

Investor contacts:	Mary Kay Ladone, (847) 948-3371

BAXTER REPORTS SECOND QUARTER RESULTS

Company Announces Plan to Restate Results Related to

Incorrect Revenue Recognition and Other Items Primarily in Brazil,

Decreasing Net Income by up to $40 Million From 2001 Through 2003

Company Revises Full-year Guidance

DEERFIELD, Ill., July 22, 2004 – Baxter International Inc. (NYSE:BAX) today reported its financial results for the second quarter. The company reported a loss from continuing operations of $169 million, or $0.28 per diluted share, which includes after-tax charges of $414 million, or $0.68 per diluted share related to the 2004 restructuring initiatives and other items detailed below. Excluding these special charges, earnings from continuing operations totaled $245 million, or $0.40 per diluted share, which is within the range of the company’s previous guidance for the quarter of $0.37 to $0.41 per diluted share.

Given the company’s announced plans to restate its financial results, all comparisons in this news release to prior quarters or years do not reflect the effects of the restatement.

Baxter’s sales totaled $2.4 billion in the second quarter, increasing 10 percent over the prior year. Foreign exchange favorably impacted sales by 4 percentage points in the quarter. Sales within the United States grew 10 percent to $1.1 billion, while

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BAXTER REPORTS SECOND QUARTER RESULTS - PAGE 2

sales outside the United States grew 10 percent (including a 7 percentage point benefit from foreign exchange) to $1.3 billion. Sales from Baxter’s BioScience business increased 16 percent to $893 million, including ADVATE Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method (rAHF-PFM) sales of $51 million during the quarter. The company’s Medication Delivery business increased 7 percent in the second quarter to $1 billion, and Renal sales increased 6 percent to $480 million.

“We saw solid performance across all of our businesses during the second quarter with strong sales of ADVATE, particularly in Europe where the product is still being introduced across the region,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Despite special charges that impacted earnings and the restatement to our financials, I am confident that we are taking the right steps to strengthen the performance of our company and our businesses.”

Restructuring Initiatives

As previously announced in January 2004, the company is implementing a number of initiatives to drive sustainable improvements in financial performance. These actions include the elimination of approximately 4,000 positions, or eight percent of Baxter’s current global workforce. Approximately 50 percent of the positions being eliminated are located in the United States. Approximately three-quarters of the estimated savings are within general and administrative expenses.

In addition, consistent with the company’s previously announced plans, plasma production has been reduced by an additional 400,000 liters, or 13 percent, on an annual basis and additional plasma collection centers have been closed to further enhance the future profitability and cash flow of the company’s plasma business.

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BAXTER REPORTS SECOND QUARTER RESULTS - PAGE 3

As a result of these actions, the company recorded an after-tax charge in the second quarter of $394 million, or $0.64 per diluted share, which is in line with previously announced expectations. Approximately 60 percent of the charge is cash, principally related to severance payments, and 40 percent is non-cash and relates primarily to costs associated with the closing of facilities. As previously announced, Baxter expects that these initiatives will yield savings of $0.05 per diluted share in the second half of 2004, $0.20 to $0.25 per diluted share in 2005, and $0.30 to $0.35 per diluted share when fully implemented in 2006.

Other Charges

In addition to the restructuring charge, during the second quarter the company recorded an after-tax, non-cash charge of $20 million, or $0.04 per diluted share, related to other items, including adjustments to receivable and inventory reserves, certain hedged positions, and asset impairments. These adjustments, which totaled approximately $115 million on a pre-tax basis, were reduced by the reversal into income of tax reserves of approximately $55 million as a result of tax audits completed in the second quarter.

“While the results for the quarter from an operational perspective met our expectations, special charges have negatively impacted our earnings,” said John J. Greisch, chief financial officer. “Going forward, I am confident that our strong cash flow and a disciplined approach will provide us with the opportunity to strengthen our financial position, and enable us to focus on implementing our business strategies to secure a strong future for the company.”

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BAXTER REPORTS SECOND QUARTER RESULTS - PAGE 4

Restatement of Financials

The company also announced that it plans to restate its financial results for the years 2001 through 2003, and for the first quarter of 2004. The restatement is primarily the result of incorrect revenue recognition and inadequate provisions for bad debts in Brazil during that period, which will result in a decrease in net income over the restatement period by an amount expected to be no more than $40 million, or $0.07 per diluted share. The restatement is expected to result in adjustments to sales over the period of an amount not more than $70 million, representing less than 0.5 percent of sales in any year.

Greisch added, “While the adjustments to any of the individual years subject to restatement may not seem significant to Baxter’s overall operations, the company concluded that a restatement is the most appropriate action.”

Upon becoming aware of the issue in Brazil, senior management, with the assistance of the company’s internal audit team, conducted a preliminary investigation, which was followed by a more comprehensive investigation by the Audit Committee of Baxter’s Board of Directors with the assistance of external legal counsel and accountants. As a result of those investigations, two members of senior management in the company’s Brazilian operations are being terminated. In addition, the company has looked for similar issues within its Latin America region and, aside from some minor issues in one other country, no similar issues have surfaced.

“The situation we discovered in Brazil was very troubling and we took it very seriously,” Parkinson said. “We will not tolerate noncompliance with company policy or with the company’s code of business conduct. We are committed to having strong leadership and a disciplined control environment in all of our operations on a worldwide basis.”

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BAXTER REPORTS SECOND QUARTER RESULTS - PAGE 5

As a result of the restatement, previously issued financial statements for the period from 2001 through the first quarter of 2004 should no longer be relied upon. Details of the company’s restatements will be reported in its second quarter 10-Q filing.

Future Outlook

For full-year 2004, Baxter expects reported sales growth to be between 5 to 7 percent with sales on an organic basis of 3 to 4 percent. Baxter expects 2004 earnings per diluted share from continuing operations of $0.96 to $1.03, inclusive of special charges in the second quarter. Excluding the impact of special charges in the second quarter, the company expects to achieve earnings per diluted share from continuing operations of $1.65 to $1.72. The company also expects to generate cash flow from continuing operations of approximately $1.4 billion. The company is reducing guidance for the year based primarily on lower earnings expectations in Brazil, reduced wholesaler inventory levels, and the impact of additional exposure of foreign exchange on earnings.

The company expects its organic sales growth to be between 3 to 5 percent in the third quarter, and flat compared to the prior year for the fourth quarter. For the second half of the year, at current rates foreign currency is expected to benefit sales growth by approximately 3 to 4 percentage points. Earnings per diluted share from continuing operations is expected to be $0.41 to $0.44 for the third quarter, and $0.54 to $0.58 for the fourth quarter.

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BAXTER REPORTS SECOND QUARTER RESULTS - PAGE 6

A webcast of Baxter’s second quarter conference call for investors can be accessed live from a link on Baxter’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 22, 2004.

Also see Baxter’s website for a schedule of future investor events. The company’s third quarter cash flow and earnings conference call is scheduled for October 21, 2004.

Baxter International Inc., through its subsidiaries, assists health-care professionals and their patients with the treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients’ lives.

(ADVATE and Baxter are registered trademarks of Baxter International Inc. and its affiliates.)

This news release contains forward-looking statements that involve risks and uncertainties, including the company’s ability to realize in a timely fashion the anticipated benefits of restructuring initiatives, the final impact of the financial restatement described in this news release, the effect of economic conditions, the impact of the geographic mix of the company’s sales, actions of regulatory bodies, product development risks, product demand and market acceptance, the impact of competitive products and pricing, foreign currency exchange rates and other risks detailed in the company’s filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though are inherently uncertain and difficult to predict. The company does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made. Actual results or experience could differ materially from the forward-looking statements. This news release contains certain non-GAAP financial measures as defined by SEC rules. A reconciliation of these measures to the most directly comparable GAAP measure is included in the schedules entitled “Pro Forma Consolidated Statements of Income” and “GAAP to Pro Forma Reconciliation for Selected Income Statement Lines .”

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BAXTER — PAGE 7

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

(unaudited)

($ in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2004	2003	Change		2004	2003	Change
CONTINUING OPERATIONS:
NET SALES	$2,379	$2,163	10%		$4,588	$4,160	10%
GROSS PROFIT	939	973	(3)%		1,833	1,853	(1)%
% to Sales	39.5%	45.0%	(5.5	)pts	40.0%	44.5%	(4.5	)pts
MARKETING AND ADMINISTRATIVE EXPENSES	532	464	15%		996	877	14%
% to Sales	22.4%	21.5%	0.9	pts	21.7%	21.1%	0.6	pts
RESEARCH AND DEVELOPMENT EXPENSES	129	139	(7)%		265	275	(4)%
RESTRUCTURING CHARGES	543	337	61%		543	337	61%

OPERATING INCOME (LOSS)	(265)	33	(903)%		29	364	(92)%

% to Sales	(11.1)%	1.5%	(12.6	)pts	0.6%	8.8%	(8.2	)pts
INTEREST, NET	25	27	(7)%		46	46	0%
OTHER EXPENSE	42	14	200%		63	40	58%

INCOME (LOSS) BEFORE INCOME TAXES	(332)	(8)	4,050%		(80)	278	(129)%
INCOME TAX EXPENSE (BENEFIT)	(163)	(57)	186%		(100)	12	(933)%

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(169)	$49	(445)%		$20	$266	(92)%

BASIC EPS FROM CONTINUING OPERATIONS	$(0.28)	$0.08	(450)%		$0.03	$0.45	(93)%

DILUTED EPS FROM CONTINUING OPERATIONS	$(0.28)	$0.08	(450)%		$0.03	$0.44	(93)%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	613	598			613	598
Diluted	618	613			617	611

RECONCILIATION TO NET INCOME
Income (loss) from continuing operations	$(169)	$49			$20	$266
Discontinued operations	(1)	(11)			(12)	(12)

Net income (loss)	$(170)	$38			$8	$254

As noted in the press release, the company plans to restate its financial results back to 2001. The prior quarter and/or year-to-date results shown above do not yet reflect the restatement or the effects thereof and should be read accordingly.

BAXTER — PAGE 8

PRO FORMA

BAXTER INTERNATIONAL INC.

Pro Forma Consolidated Statements of Income

(unaudited)

($ in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2004	2003	Change		2004	2003	Change
CONTINUING OPERATIONS:
NET SALES	$2,379	$2,163	10%		$4,588	$4,160	10%
GROSS PROFIT	984	973	1%		1,878	1,853	1%
% to Sales	41.4%	45.0%	(3.6	)pts	40.9%	44.5%	(3.6	)pts
MARKETING AND ADMINISTRATIVE EXPENSES	477	464	3%		941	877	7%
% to Sales	20.1%	21.5%	(1.4	)pts	20.5%	21.1%	(0.6	)pts
RESEARCH AND DEVELOPMENT EXPENSES	129	139	(7)%		265	275	(4)%

OPERATING INCOME	378	370	2%		672	701	(4)%

% to Sales	15.9%	17.1%	(1.2	)pts	14.6%	16.9%	(2.3	)pts
INTEREST, NET	25	27	(7)%		46	46	0%
OTHER EXPENSE	27	14	93%		48	40	20%

INCOME BEFORE INCOME TAXES	326	329	(1)%		578	615	(6)%
INCOME TAX EXPENSE	81	78	4%		144	147	(2)%

INCOME FROM CONTINUING OPERATIONS	$245	$251	(2)%		$434	$468	(7)%

BASIC EPS FROM CONTINUING OPERATIONS	$0.40	$0.42	(5)%		$0.71	$0.78	(9)%

DILUTED EPS FROM CONTINUING OPERATIONS	$0.40	$0.41	(2)%		$0.70	$0.77	(9)%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	613	598			613	598
Diluted	618	613			617	611

RECONCILIATION OF PRO FORMA AMOUNTS TO GAAP AMOUNTS
Net Income
Pro forma net income from continuing operations	$245	$251	$434	$468
Restructuring charges	(394)	(202)	(394)	(202)
Other charges	(20)	—	(20)	—
Discontinued operations	(1)	(11)	(12)	(12)

GAAP net income (loss)	$(170)	$38	$8	$254

Diluted EPS
Pro forma net income from continuing operations	$0.40	$0.41	$0.70	$0.77
Restructuring charges	(0.64)	(0.33)	(0.64)	(0.33)
Other charges	(0.04)	—	(0.03)	—
Discontinued operations	—	(0.02)	(0.02)	(0.02)

GAAP net income (loss)	$(0.28)	$0.06	$0.01	$0.42

As noted in the press release, the company plans to restate its financial results back to 2001. The prior quarter and/or year-to-date results shown above do not yet reflect the restatement or the effects thereof and should be read accordingly.

Non-GAAP Financial Measures: In some cases, certain unusual or non-recurring items can be so significant as to obscure patterns and trends of the company’s business in total. The non-GAAP (generally accepted accounting principles) financial measures contained in this press release (including the presentation above of earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or non-recurring. Therefore, management believes that these non-GAAP financial measures facilitate a fuller analysis of the company’s results of operations. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Management uses these non-GAAP financial measures internally to monitor performance.

BAXTER — PAGE 9

BAXTER INTERNATIONAL INC.

GAAP to Pro Forma Reconciliation for Selected Income Statement Lines

Continuing Operations

(unaudited)

($ in millions)

	Three Months Ended June 30, 2004					Six Months Ended June 30, 2004
	GAAP	Other Charges		Restructuring Charge	Pro Forma	GAAP	Other Charges		Restructuring Charge	Pro Forma
Gross Profit	$939	$45	(A)	$—	$984	$1,833	$45	(A)	$—	$1,878

Marketing and Adminstrative Expenses	532	55	(B)	—	477	996	55	(B)	—	941

Operating Income (Loss)	(265)	100		543	378	29	100		543	672

Other Expense	42	15	(C)	—	27	63	15	(C)	—	48

Income (Loss) before Income Taxes	(332)	115		543	326	(80)	115		543	578

Income Tax Expense (Benefit)	(163)	(95	)(D)	(149)	81	(100)	(95	)(D)	(149)	144

Income (Loss) from Continuing Operations	(169)	20		394	245	20	20		394	434

(A)	Includes inventory reserves of $28 million and excess cash flow hedges of $17 million.
(B)	Loan and receivable reserves.
(C)	Asset impairments.
(D)	Includes reversal of tax reserves of $55 million and tax benefit of other charges above of $40 million.

BAXTER — PAGE 10

BAXTER INTERNATIONAL INC.

Cash Flows from Continuing Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Continuing Operations

(Brackets denote cash outflows)

	Six Months Ended June 30,
	2004	2003
Income from continuing operations	$20	$266
Adjustments
Depreciation and amortization	294	258
Deferred income taxes	(203)	(161)
Restructuring charges	543	337
Other	147	6
Changes in balance sheet items
Accounts receivable	(165)	(32)
Inventories	(77)	(203)
Accounts payable and accrued liabilities	(173)	(182)
Restructuring payments	(62)	(9)
Contributions to pension trusts	(54)	(11)
Net litigation payable and other	(19)	(64)

Cash flows from continuing operations	$251	$205

Changes in Net Debt

Increase (decrease)

	Six Months Ended June 30,
	2004	2003
Net debt, January 1	$3,647	$3,449

Cash flows from continuing operations	(251)	(205)
Capital expenditures	228	357
Dividends	361	346
Acquisitions, net	20	84
Purchases of treasury stock	18	153
Other, including the effect of exchange rate changes	(151)	165

Increase in net debt	225	900

Net debt, June 30	$3,872	$4,349

Key statistics, June 30:
Days sales outstanding	63.0	65.8
Inventory turns	2.6	2.2
Net-debt-to-capital ratio (A)	41.5%	46.7%

(A)	The net-debt-to-capital ratio was calculated in accordance with the company’s primary credit agreements, which give 70% equity credit to the company’s December 2002 $1.25 billion issuance of equity units.

As noted in the press release, the company plans to restate its financial results back to 2001. The prior quarter and/or year-to-date results shown above do not yet reflect the restatement or the effects thereof and should be read accordingly.

BAXTER — PAGE 11

BAXTER INTERNATIONAL INC.

Condensed Consolidated Balance Sheets

(unaudited)

($ in millions)

	June 30, 2004	December 31, 2003
ASSETS
Cash and equivalents	$762	$927
Receivables	2,137	1,979
Inventories	2,115	2,101
Other current assets	770	430

Total current assets	5,784	5,437

Property, plant & equipment, net	4,324	4,585
Other assets	3,626	3,757

Total assets	$13,734	$13,779

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$205	$153
Other current liabilities (1)	3,459	3,666
Long-term debt	4,429	4,421
Other long-term liabilities (1)	2,299	2,216
Stockholders’ equity	3,342	3,323

Total liabilities and stockholders’ equity	$13,734	$13,779

(1)	The following is a summary of the net investment hedges included in other current and long-term liabilities:

	June 30, 2004	December 31, 2003
Other current liabilities	$232	$172
Other long-term liabilities	742	785

Total	$974	$957

As noted in the press release, the company plans to restate its financial results back to 2001. The prior quarter and/or year-to-date results shown above do not yet reflect the restatement or the effects thereof and should be read accordingly.

BAXTER — PAGE 12

Baxter International Inc.

Net Sales from Continuing Operations

Period Ending June 30, 2004

(unaudited)

($ in millions)	Q2 2004	Q2 2003	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2004	YTD 2003	% Growth @ Actual Rates	% Growth @ Constant Rates
BioScience
United States	$403	$323	25%	25%	$788	$663	19%	19%
International	490	450	9%	0%	915	850	8%	(3)%
Total	$893	$773	16%	11%	$1,703	$1,513	13%	6%

Medication Delivery
United States	$589	$573	3%	3%	$1,123	$1,093	3%	3%
International	417	365	14%	6%	812	695	17%	6%
Total	$1,006	$938	7%	4%	$1,935	$1,788	8%	4%

Renal
United States	$102	$101	0%	0%	$202	$197	2%	2%
International	378	351	8%	2%	748	662	13%	5%
Total	$480	$452	6%	1%	$950	$859	10%	4%

Baxter International Inc.
United States	$1,094	$997	10%	10%	$2,113	$1,953	8%	8%
International	1,285	1,166	10%	3%	2,475	2,207	12%	2%
Total	$2,379	$2,163	10%	6%	$4,588	$4,160	10%	5%

As noted in the press release, the company plans to restate its financial results back to 2001. The prior quarter and/or year-to-date results shown above do not yet reflect the restatement or the effects thereof and should be read accordingly.

BAXTER — PAGE 13

Baxter International Inc.

Key Product Line Sales

Period Ending June 30, 2004

(unaudited)

($ in millions)	Q2 2004	Q2 2003	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2004	YTD 2003	% Growth @ Actual Rates	% Growth @ Constant Rates
BioScience
Recombinants	$320	$253	26%	21%	$612	$497	23%	16%
Plasma Proteins [1]	267	230	16%	12%	505	459	10%	5%
Antibody Therapy	90	71	26%	24%	170	138	23%	18%
Transfusion Therapies	136	136	0%	(4)%	276	270	2%	(3)%
Other [2]	80	83	(3)%	(15)%	140	149	(5)%	(17)%

Total BioScience	$893	$773	16%	11%	$1,703	$1,513	13%	6%

Medication Delivery
IV Therapies [3]	$288	$271	6%	2%	$570	$519	10%	4%
Drug Delivery	188	168	12%	10%	362	329	10%	8%
Electronic Infusion Systems	213	191	11%	9%	386	357	8%	5%
Anesthesia	206	201	2%	2%	397	382	4%	3%
Other [4]	111	107	6%	0%	220	201	10%	(1)%

Total Medication Delivery[5]	$1,006	$938	7%	4%	$1,935	$1,788	8%	4%

Renal
PD Therapy	$357	$337	6%	1%	$702	$638	10%	4%
HD Therapy	118	111	6%	1%	239	214	12%	5%
Other	5	4	0%	(6)%	9	7	22%	25%

Total Renal	$480	$452	6%	1%	$950	$859	10%	4%

TOTAL BAXTER	$2,379	$2,163	10%	6%	$4,588	$4,160	10%	5%

[1]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
[2]	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
[3]	Principally includes intravenous solutions and nutritional products.
[4]	Principally includes oncology and other hospital-distributed products.
[5]	Sales of pain management products, which were previously included in Anesthesia, are now reported in Electronic Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change.

As noted in the press release, the company plans to restate its financial results back to 2001. The prior quarter and/or year-to-date results shown above do not yet reflect the restatement or the effects thereof and should be read accordingly.

BAXTER — PAGE 14

Baxter International Inc.

Key Product Line Sales – US/International

Period Ending June 30, 2004

(unaudited)

	Q2 2004			Q2 2003			% Growth
($ in millions)	US	International	Total	US	International	Total	US	International	Total
BioScience
Recombinants	$146	$174	$320	$104	$149	$253	40%	17%	26%
Plasma Proteins [1]	121	146	267	94	136	230	29%	8%	16%
Antibody Therapy	53	37	90	40	31	71	31%	20%	26%
Transfusion Therapies	65	71	136	66	70	136	(2)%	2%	0%
Other [2]	18	62	80	19	64	83	(5)%	(3%)	(3)%

Total BioScience	$403	$490	$893	$323	$450	$773	25%	9%	16%

Medication Delivery
IV Therapies [3]	$99	$189	$288	$104	$167	$271	(5)%	13%	6%
Drug Delivery	140	48	188	126	42	168	11%	13%	12%
Electronic Infusion Systems	158	55	213	148	43	191	7%	26%	11%
Anesthesia	186	20	206	186	15	201	0%	33%	2%
Other [4]	6	105	111	9	98	107	(33)%	7%	6%

Total Medication Delivery [5]	$589	$417	$1,006	$573	$365	$938	3%	14%	7%

Renal
PD Therapy	$65	$292	$357	$64	$273	$337	1%	7%	6%
HD Therapy	32	86	118	34	77	111	(5)%	11%	6%
Other	5	—	5	3	1	4	66%	(100)%	0%

Total Renal	$102	$378	$480	$101	$351	$452	0%	8%	6%

TOTAL BAXTER	$1,094	$1,285	$2,379	$997	$1,166	$2,163	10%	10%	10%

[1]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
[2]	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
[3]	Principally includes intravenous solutions and nutritional products.
[4]	Principally includes oncology and other hospital-distributed products.
[5]	Sales of pain management products, which were previously included in Anesthesia, are now reported in Electronic Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change

As noted in the press release, the company plans to restate its financial results back to 2001. The prior quarter and/or year-to-date results shown above do not yet reflect the restatement or the effects thereof and should be read accordingly.